UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 8, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce the rollout of China Unicom’s device protection insurance product created by FingerMotion’s subsidiary Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. (“TengLian”). The rollout is an expansion of the 2019 portal agreement between the parties and was awarded to TengLian through a bidding process.

The product, an opt-out device protection insurance, will offer coverage for broken mobile phone screens, warranty extension, and trade-ins etc. This will be part of a standard package and allow users to opt-out of the insurance should they decide not to continue with the subscription. This device protection insurance is a new innovative product that targets an existing market that initially launched mobile phone repairs for only exclusive customer groups.

China Unicom has a network of 400 million users and was looking to enhance its service offerings on its portal. With the marketplace rapidly evolving as China’s digital landscape converts to 5G, many users are planning to upgrade from their 4G devices. This new cooperation agreement between TengLian and China Unicom will result in additional value-added services and could enhance customer retention during their upgrade cycle.

TengLian’s rollout consists of 2 strategic approaches: the first strategy will be to focus on the value-added service of China Unicom’s official APP and PLUS members, which will cover the whole network of China Unicom; and the second strategy will be to provide a more personalized approach of customization to the member’s mobile phone plans. This rollout will initially focus on 4 major provinces in China, starting with Henan province with its 30 million users and expand in phases to Anhui, Zhejiang, and Shaanxi with their 7 million1, 20 million, and 6 million2 users, respectively. The Company anticipates onboarding 500,000 mobile phone protection users within the calendar year.

“This latest cooperation agreement with China Unicom underscores our ability to develop next-generation solutions in advance of our customer requests,” said Martin Shen, CEO of FingerMotion, Inc. “Our relationships with the major telecoms continue to evolve in a positive manner. We won this open bidding process because our team has been ahead of the competition, envisioning what the customers’ needs before they even realize what they want. Conservatively we expect this contract to create 20 million users and spread over 10 provinces over the next 3 years. The core platform will continue to be enhanced with more product offerings as we have the ability to link end-user groups with our products. As China Unicom grows into the household appliances market, we will follow them with other products and possibly under our own brand.”

A copy of the news release is attached as Exhibit 99.1 hereto.

[1]	https://baike.baidu.com/item/%E4%B8%AD%E5%9B%BD%E8%81%94%E9%80%9A%E5%AE%89%E5%BE%BD%E5%88%86%E5%85%AC%E5%8F%B8

[2]	https://baike.baidu.com/item/%E4%B8%AD%E5%9B%BD%E8%81%94%E9%80%9A%E6%9C%89%E9%99%90%E5%85%AC%E5%8F%B8%E9%99%95%E8%A5%BF%E5%88%86%E5%85%AC%E5%8F%B8/9630572?fr=aladdin

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated February 8, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: February 8, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO